UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Com-
☐	Definitive Proxy Statement		mission Only (as permitted by
☒	Definitive Additional Materials		Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to § 240.14a-12
Doral Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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June 29, 2007

Dear Shareholder:

Please find enclosed a supplement to the proxy statement we recently sent you concerning the July 17, 2007 Annual Meeting of Doral Financial Corporation (“Doral Financial”), which will consider, among other things, the proposed $610 million investment in Doral Financial by Doral Holdings Delaware, LLC (“Holdings”), a newly formed entity in which Bear Stearns Merchant Banking and other investors, including funds managed by Marathon Asset Management, Perry Capital, the D. E. Shaw group, Tennenbaum Capital Partners, Eton Park Capital Management, Goldman Sachs & Co., Canyon Capital Advisors and GE Asset Management, will invest.

The proceeds from Holdings’ $610 million investment and other related transactions are intended to provide Doral Financial with the funds needed to repay its $625 million senior floating rate notes due July 20, 2007 (the “Notes”), to settle certain pending litigation and to pay transaction expenses. As further described in the proxy statement, if approved, the transaction with Holdings will enable existing Doral Financial common shareholders to continue as shareholders in the newly recapitalized Doral Financial.

As discussed in the supplement, FBOP Corporation (“FBOP”), which had proposed an alternative investment transaction, withdrew its proposal on June 23, 2007 after completion of its due diligence process. At that time FBOP, which is Doral Financial’s second largest shareholder and is not an investor in Holdings, informed Doral that its current intention was to vote FOR the transaction with Holdings.

YOUR VOTE IS IMPORTANT

Your vote is extremely important — Because a failure to vote would have the same effect as a vote against the Holdings transaction (due to the requirement that holders of at least a majority of all outstanding shares vote their shares in favor of the transaction), PLEASE BE SURE TO VOTE YOUR SHARES IN FAVOR OF THE TRANSACTION.

You should be aware that if Doral Financial does not complete the Holdings transaction, Doral Financial will likely be unable to repay the Notes at maturity. Failure to repay the Notes at maturity would likely cause Doral Financial to seek protection under the bankruptcy laws.

Please sign, date and return the enclosed proxy card with a vote FOR all items as soon as possible. You may also be able to vote by a toll-free telephone call or via the Internet. Please follow the instructions on the enclosed proxy card.

VOTING NOW FOR THE HOLDINGS TRANSACTION ENABLES YOU TO PARTICIPATE IN A NEWLY RECAPITALIZED DORAL FINANCIAL

Because the maturity date for payment of the Notes is fast approaching and the Holdings transaction is the only viable alternative currently available, it is important for you to vote today FOR the proposed recapitalization with Holdings.

By voting FOR each of these items, you further your ability to:

•	participate in a newly recapitalized Doral Financial; and

•	provide Doral Financial with the best opportunity of receiving an equity investment to repay the Notes prior to maturity, thereby preventing an otherwise likely bankruptcy filing by Doral Financial.

Thank you for your continuing support of our efforts to build a new Doral Financial for our shareholders and customers. Our ability to build a brighter future for Doral Financial depends on shareholders approving the Holdings transaction so as to enable us to repay the Notes.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free, at 1-888-750-5834.

Sincerely,

Dennis G. Buchert

DORAL FINANCIAL SHAREHOLDERS ACT NOW TO PARTICIPATE IN A NEWLY
RECAPITALIZED DORAL FINANCIAL

A FAILURE TO VOTE IS THE SAME AS A “NO” VOTE

To be sure your shares are counted in this important vote, please:

Sign, date and return the enclosed proxy card with a vote FOR all items as soon as possible

OR

Follow the instructions to vote by telephone or via the Internet shown on the proxy card accompanying the proxy statement

OR

If your shares are held in the name of a bank or broker, contact the person responsible for your account and direct them to vote “FOR” all items.

If you have any questions or would like assistance in voting your shares, please contact Innisfree M&A Incorporated, toll-free, at 1-888-750-5834.

(Banks and brokers may call collect at 212-750-5833.)

Supplement dated June 29, 2007 to Proxy Statement dated June 15, 2007

This is a supplement to the proxy statement dated June 15, 2007, first mailed to shareholders of Doral Financial on June 18, 2007. This supplement contains additional information relating to the proposed private issuance to Holdings of 968,253,968 shares of our common stock (representing approximately 90% of the shares of common stock that will be outstanding following the issuance) for an aggregate purchase price of $610 million (the “Issuance”). This supplement is dated June 29, 2007 and is first being mailed to our shareholders on or about June 30, 2007.

Proxies

If I have already sent my proxy and do not wish to change my vote, do I need to do anything?

No. If you have already sent in a proxy relating to the annual meeting and do not want to change your vote, you do not need to take any additional action.

If I previously sent my proxy and wish to change my vote, what should I do?

You may change your vote at any time before the proxy is exercised by filing with the Secretary of Doral Financial either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders with respect to your proxy will be suspended if you are a record holder and attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

For your convenience, an additional proxy card is included with this supplement. If you hold your shares in the name of a bank, broker or other nominee, please follow the instructions provided by your bank, broker or nominee in revoking any previously granted proxy, which may include instructions for voting by phone or via the Internet.

If I have not yet sent my proxy, what should I do?

If you do not vote, the effect will be a vote against the Issuance. We urge you to please return your proxy card, or vote by following the instructions for voting that appear on the enclosed proxy card. If you hold your shares in the name of a bank, broker or other nominee, please follow the instructions provided by your bank, broker or nominee in voting your shares, which may include instructions for voting by phone or via the Internet.

Subsequent Developments

During the week of June 18, 2007, our Board authorized and directed the Chairman of the Transaction Committee, as part of the Board’s effort to maximize shareholder value, to have direct discussions with the principals of FBOP and Holdings, and such discussions took place with principals of FBOP on June 20 and with principals of Holdings on June 21. The Transaction Committee also instructed representatives of Rothschild, Inc. (“Rothschild”), its independent financial advisor, to undertake a diligence review of FBOP to put the Transaction Committee in the best position possible to respond quickly to any definitive proposal from FBOP and instructed our legal advisors to work with FBOP to finalize its proposal. During the week of June 18, 2007, Rothschild met with FBOP’s management as part of its diligence review of FBOP. Our legal advisors also provided comments and suggestions on draft documentation prepared by FBOP’s counsel that could be utilized to implement a definitive FBOP proposal and discussed with FBOP’s counsel regulatory considerations that might be relevant to a possible transaction between Doral Financial and FBOP.

On June 23, we received the following letter from FBOP withdrawing the proposal set forth in its letter, dated June 1, 2007:

FBOP Corporation	Madison St. at Austin Blvd.,	•	Oak Park, IL 60302	•	708/386-5000

June 23, 2007

BY MESSENGER AND FACSIMILE

Board of Directors
Doral Financial Corporation
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920

Attention:	Mr. Dennis G. Buchert
Chairman of the Board

Re: FBOP Corporation Proposal

Dear Mr. Buchert:

We wish to thank the Board and Doral management and employees for the assistance and cooperation given to FBOP Corporation and its representatives throughout its due diligence review of Doral Financial Corporation. Because of this cooperation, FBOP Corporation was able to conclude its due diligence work within the time frame previously discussed with the Board and its Transaction Committee. As a result of this due diligence process, FBOP Corporation elects to withdraw its June 1, 2007 letter proposal previously submitted to the Board, and FBOP Corporation currently plans to vote its shares in favor of the May 16, 2007 Bear Stearns Merchant Banking Stock Purchase Agreement, as described in the Proxy Statement, dated June 15, 2007.

Very truly yours,

FBOP CORPORATION

/s/  Robert M. Heskett, President
By: Robert M. Heskett, President

On the morning of June 25, 2007, we issued a press release announcing the receipt of the letter from FBOP and describing the contents of the letter.

Conditions to Closing

On June 29, 2007, Holdings granted us a waiver of the condition under the Stock Purchase Agreement, dated May 16, 2007, with Holdings that would have required that the consummation of the previously announced sale by Doral Bank, FSB of its New York branches occur prior to the closing of the Issuance. The sale of Doral Bank, FSB’s New York branches is currently expected to close on July 27, 2007.

Holdings’ obligation to consummate the Issuance remains subject to the condition that we have received, or have obtained final regulatory approvals to receive within one day after the closing of the transaction, at least $150 million from the transfer of Doral Financial’s portfolio of mortgage servicing rights to Doral Bank Puerto Rico.

Interests of Certain Officers

At the request of Holdings and in the interest of facilitating the recapitalization of Doral Financial, one to three members of our management, possibly including one or more of our named executive officers, may, subject to consummation of the Issuance, each acquire 225 shares of the 2,550 shares to be issued of Doral GP, Ltd. (“Parent GP”), the General Partner of Doral Holdings, L.P., for a purchase price of $1.00 per share

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(the same price to be paid by the other investors in Parent GP). The investment may be required to ensure that, as necessary to obtain regulatory approval of the transaction under the U.S. Bank Holding Company Act, Parent GP has at least 11 shareholders. These individuals would not, as a result of their investment, alone or in the aggregate, have the power to designate any of the members of Parent GP’s board of directors or otherwise exercise any influence over Parent GP or any other company. Since Parent GP will have no economic interest in Doral Holdings, L.P., the shares purchased by these individuals would not share in any profits that may be realized by Doral Holdings, L.P. or other investors therein from their investment in Doral Financial. In addition, these individuals would not receive any compensation from us or from Doral GP or any of its affiliates for agreeing to purchase shares of Parent GP.

As of the date of this supplement, no member of management has entered into any employment agreements with Holdings or Doral Financial in connection with the Issuance, nor amended or modified any existing employment agreements. However, as previously authorized by our Board, members of management may engage in discussions with Holdings regarding the terms of continued employment following consummation of the Issuance, which discussions could result in their entering into new employment agreements or amending or modifying existing agreements. Further, we understand that Holdings intends to establish equity-based incentive compensation plans for management following consummation of the Issuance; however, the size and terms of such equity-based incentive compensation plans have not yet been determined and no awards have been made or promised.

Litigation

On or about June 13, 2007, the lawsuit filed in the Supreme Court of New York by Laurence D. Paskowitz SEP IRA on June 4, 2007 was voluntarily dismissed.

On June 22, 2007, Todd Augenbaum filed a motion before Judge Owen of the U.S. District Court for the Southern District of New York (a) asking Judge Owen to vacate an order that prohibited Augenbaum from proceeding with his lawsuit and (b) requesting that the scope of the release in the settlement of our consolidated securities class action and shareholder derivative litigation be revised so that it did not preclude litigation concerning the Issuance. Augenbaum also submitted an objection to the settlement agreement making similar points. On June 25, 2007 Dr. Robert Fox, another Doral Financial shareholder, filed an objection to the settlement of the consolidated securities class action and shareholder derivative litigation. Fox previously filed a shareholder derivative action in Commonwealth Court of Puerto Rico and that action was removed to federal court and transferred to Judge Owen. Fox asserts that the settlement agreement is deficient in not providing adequate consideration for the release of putative derivative claims, not obtaining adequate consideration from the individual defendants or Doral Financial’s independent auditor PricewaterhouseCoopers LLC (“PwC”) for being released, and requiring Doral Financial to pay attorney’s fees to the lead derivative plaintiff’s counsel for what Fox contends was inadequate services. Fox also asks that his case be remanded to Commonwealth Court in Puerto Rico and that he not be precluded from pursuing a claim against PwC. Both Augenbaum and Fox indicated their intent to present their objections at the hearing currently scheduled for July 16, 2007 to consider approval of the settlement agreement in the consolidated securities class action and shareholder derivative litigation.

Transaction Fees

In consideration for performing additional, unanticipated work that was outside of the scope of Rothschild’s engagement letter and for its assistance in conjunction with our consideration of the FBOP proposal, we have entered into an amendment to our engagement letter with Rothschild. As amended, the engagement letter provides for payment of a monthly advisory fee (commencing February 1, 2007) of $100,000 (increased to $250,000 beginning June 1, 2007), a fee of $2 million for rendering an opinion with respect to the Issuance and a transaction fee of $3.0 million, less monthly advisory fees paid in excess of $900,000 (if any), upon successful consummation of the Issuance or an alternative transaction.

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IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5, 6 AND 7.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

The Board of Directors recommends a vote FOR Items 1, 2, 3, 4, 5, 6 and 7.

	FOR	AGAINST	ABSTAIN
No. 1 – Issuance of Shares of our Common Stock	☐	☐	☐
No. 2 – Amendment to our Restated Certificate of Incorporation to Increase the number of Authorized Shares of our Capital Stock and Common Stock	☐	☐	☐
No. 3 – Amendment to our Restated Certificate of Incorporation to Decrease the Par Value of our Common Shares	☐	☐	☐
No. 4 – Amendment to our Restated Certificate of Incorporation to to Effect a 1-for-20 Reverse Stock Split, together with a Corresponding Reduction in the Number of Authorized Shares of our Common Stock and Capital Stock	☐	☐	☐

	FOR all listed nominees	WITHHOLD as to all nominees
No. 5 – Election of Directors	☐	☐

Nominees are 01 Dennis G. Buchert, 02 Edgar M. Cullman, Jr., 03 John L. Ernst, 04 Peter A. Hoffman, 05 John B. Hughes, 06 Efraim Kier, 07 Adolfo Marzol, 08 Manuel Peña-Morros, 09 Harold D. Vicente and 10 Glen Wakeman

(To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

____

	FOR	AGAINST	ABSTAIN
No. 6 – Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2007	☐	☐	☐
No. 7 – Adjournment or Postponement of Meeting to Permit Further Solicitation of Proxies	☐	☐	☐

To vote in accordance with the Board of Directors' recommendation, just sign below. No boxes need to be checked.

Dated: ________________________________, 2007

____
Signature

____
Signature

Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each shareholder named should sign.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/drl Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	**OR**	**1-866-540-5760** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Doral Financial Corporation 1451 F.D. Roosevelt Ave. San Juan, Puerto Rico 00920-2717 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS The undersigned holder of Common Stock of Doral Financial Corporation (the “Corporation”) hereby authorizes and appoints Dennis G. Buchert, Glen R. Wakeman and Enrique R. Ubarri, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at the Third Floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico at 2:00 p.m., local time, on Tuesday, July 17, 2007 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof. Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof. Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged. (Continues and to be signed on other side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your Doral Financial Corporation account online. Access your Doral Financial Corporation shareholder/stockholder account on line via Investor ServiceDirect® I( SD). Mellon Investor Services LLC, Transfer Agent for Doral Financial Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.melloninvestor.com For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260 SIGNATURE:___ DATE:___Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML) (THIS BOXED AREA DOES NOT PRINT) Registered Quantity 600